Exhibit 99.1

Key Energy Services, Inc.
News Release

For Immediate Release:	Contact: Gary Russell
Monday, July 26, 2010	713-651-4434

Key Energy Services Enters into Agreement to Expand its Coiled Tubing, Rig Service, and Fluids
Management Businesses via Acquisition of Subsidiaries of OFS Energy Services, LLC

HOUSTON, TX, July 26, 2010 – Key Energy Services, Inc. (NYSE: KEG) reached an agreement to purchase certain subsidiaries, together with associated assets, owned by OFS Energy Services, LLC (“OFS”), a privately-held oilfield services company of ArcLight Capital Partners, LLC (“ArcLight”), for approximately 15.8 million shares of Key common stock and approximately $75.6 million cash (which is subject to working capital and other adjustments at closing). The transaction is anticipated to close during the third quarter of 2010, subject to customary closing conditions, including the termination of the waiting period under the Hart-Scott-Rodino Act. Upon closing, OFS will own approximately 11% of Key’s outstanding shares.

The OFS subsidiaries being acquired employ approximately 880 people and operate in the Haynesville Shale, Barnett Shale, Woodford Shale, and Permian Basin markets under the Davis, Swan, and Quail brands. The acquisition includes 8 coiled tubing units (with 2 additional units scheduled for delivery this year), 34 workover rigs, 123 vacuum trucks, 10 salt water disposal wells, 3 drilling rigs, and a well-site construction business.

Through the first six months of 2010, the OFS businesses to be acquired generated approximately $81 million revenue and $17 million EBITDA (defined below). Second quarter revenue increased 21% sequentially, generating 37% incremental EBITDA margins. The revenue increase was partly associated with the delivery of an additional large diameter coiled tubing unit during the second quarter. Key anticipates this transaction to be accretive to earnings and cash flow per share in 2010 and 2011.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Key Energy Services, Inc.
News Release

Key’s Chairman, President, and Chief Executive Officer, Dick Alario, stated: “In addition to complementing our existing rig and fluids management businesses, closing this transaction will result in Key having a total of 41 coiled tubing units, two-thirds of which are large diameter units. This will represent a total fleet increase of 78% since the beginning of 2010, allowing us to effectively double our presence in the major shale markets. We view the OFS businesses as well-regarded companies, each with a reputation for high-quality services and excellent customer relationships, and we look forward to welcoming the employees of Davis, Swan, and Quail into the Key family. This transaction emphasizes our continued focus on building and acquiring complementary assets and businesses to grow our core well intervention capabilities. We continue to evaluate market opportunities that we believe will enhance our focus areas and enhance shareholder value. We will elaborate on the financial impact of this transaction and our other recent transactions and how they fit with our strategy on our second quarter conference call this Thursday, July 29th.”

Dan Revers, Managing Partner of ArcLight, commented: “We thank our management and employees for their hard work and commitment to the business and its customers since OFS was founded in 2006. We believe Key to be an ideal partner for the continued success and expansion of OFS’ business due to Key’s strong balance sheet, enviable safety record and complementary services. Key is well positioned to provide value-added services to the onshore oil and gas markets both domestically and increasingly in international areas, and we look forward to being a shareholder.”

Tudor, Pickering, Holt & Co. Securities, Inc. acted as advisor to Key Energy Services, Inc. in this transaction. Simmons & Company International acted as advisor to OFS Energy Services, LLC and ArcLight Capital Partners, LLC.

Conference Call

Key plans to release its financial results for the second quarter ended June 30, 2010, after market close on Wednesday, July 28, 2010. The company will hold a conference call to discuss its second quarter results on Thursday, July 29, 2010 at 10:00 a.m. CDT. To access the call in the U.S. and Canada please dial 877-794-4637 and ask for the “Key Energy Services Conference Call” or provide the access code 88000978. International callers should dial 660-422-4879. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay will be available immediately following the conference call and will remain available for one week. To access the replay, please call 800-642-1687. The access code for the replay is 88000978.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Key Energy Services, Inc.
News Release

About Key Energy Services

Key Energy Services is the largest provider of onshore well service rigs in the world, based on current industry data. Key provides well intervention, fluid management, pressure pumping, coiled tubing, horizontal drilling, fishing and rental, wireline, reservoir engineering, and ancillary oilfield services. Key has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina, Mexico and Russia. Additionally, Key has a technology development group based in Canada and ownership interests in two oilfield services companies in Canada.

About ArcLight Capital Partners

ArcLight is a leading investment firm and focused exclusively on the power and energy industries. ArcLight manages $6.8 billion in four funds and has made investments across the energy spectrum including power generation, coal mines, pipelines and storage, upstream oil and gas and energy service companies. ArcLight is headquartered in Boston and has additional offices in New York, London and Luxembourg.

Financial Information of Acquisition

The financial information of OFS Energy Services, LLC and its subsidiaries contained in this news release was provided by OFS. If the transaction with OFS closes, additional financial information will be provided by Key in its filings with the Securities and Exchange Commission.

The term “EBITDA” contained in this news release means, with respect to OFS Energy Services, LLC and its subsidiaries, income or loss attributable to common shareholders before interest, taxes, depreciation and amortization. “EBITDA” as used herein is determined in a manner substantially similar to the way in which Key determines “adjusted EBITDA” as defined in Key’s quarterly and annual earnings releases.

The term “incremental EBITDA margin” refers to the change in EBITDA from one period to another divided by the change in revenue from the same periods.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

A number of factors could cause actual results to differ materially from the expectations, estimates and projections expressed in this press release, including, but not limited to: the failure by Key or OFS to close the proposed transaction, including the risk that one or more conditions to closing may not be satisfied; the potential objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act and/or that regulatory approval of the transaction may be subject to conditions that are not anticipated; if the transaction closes, risks that Key may be unable to achieve the benefits contemplated thereunder, including Key’s ability to successfully broaden its well intervention capabilities or expand its presence in shale or other markets; risks that not all potential risks and liabilities have been identified in Key’s due diligence of the acquired companies and businesses; risks that the acquired companies and businesses may not be integrated successfully or that such integration may require a disproportionate amount of management’s attention and Key’s resources; risks that the acquired companies and businesses may not operate profitably and/or may not generate revenues comparable to Key’s existing business; risks that anticipated cost efficiencies or synergies may not be realized; and risks associated with other potential negative effects from the pendency of the transaction.

Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

1301 McKinney Street, Suite 1800, Houston, TX 77010